EXHIBIT 6.7
[LOGO OF EDUVERSE.COM]
Education, Advertising & the Internet



Please  review  the  following  terms  of  the  freeENGLISH   Affiliate  Program
Agreement.
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freeENGLISH  Non-Exclusive Linking Agreement

This Agreement is between eduverse.com and you, the company ("you" or "Company"), and relates to your company's participation in the freeENGLISH Affiliate Program ("Program") and links from your company's web site to the www.freeENGLISH.com web site ("freeENGLISH").

1. Program Links

     a) You can link your site to freeENGLISH using specified URLs and links, which will be provided by eduverse.com upon the acceptance of your application into the Program. There is no limit to the number of links to freeENGLISH that you can post on your site. You may add or remove links at your discretion. You may decide where to post the links on your site.

     b) You may not use any links to freeENGLISH which were not provided by eduverse.com without prior written approval by eduverse.com. eduverse.com will not be responsible for paying commissions to you for gross revenues generated from a user entering freeENGLISH from your site if you have not properly implemented the links and the URLs as specified by eduverse.com. It is your responsibility to notify eduverse.com of any malfunctioning of the link or any other problems with your participation in the Program.

     c) eduverse.com will provide you with a link on freeENGLISH that allows visitors from your site to return to the URL of the site you registered for the Program. eduverse.com will remove this link upon your request. eduverse.com may also remove this link at any time, at its sole discretion.

     d) As a Program member, you may not promote your freeENGLISH links through unsolicited emailing (i.e. spamming) and newsgroup postings.


2. Tracking Your Commissions

     a) During the period of your participation in the Program and subsequent to your active participation in the Program, eduverse.com will pay you a 15% commission for all gross revenues generated from a user who initially entered freeENGLISH directly through an eduverse.com designated link on your site and who later entered freeENGLISH either through the ENGLISH PRO Web Edition application, the same freeENGLISH link or through another link, using the same USERID as when the user initially entered freeENGLISH.

     "Gross Revenues" means the gross amounts received by eduverse.com from the sale of advertisements, which advertisements were displayed to your users, and from the sale of products and services through affiliate programs established by eduverse.com, which products and services were sold to your users. Gross Revenues are calculated after payment of any advertising agency fees.

     b) eduverse.com will electronically track the users that have visited freeENGLISH from your site and will allow you to monitor the tracking. All determinations of the commissions will be made by eduverse.com's in-house accountant or its regularly engaged independent certified public accountant, which determination shall be final and binding on the parties hereto. Payments will be made in U.S. dollars within thirty (30) days after the close of each calendar quarter for advertising revenues collected during the prior calendar quarter, unless such payment amount is less than $100.00. Payments of less than $100.00 shall be carried over to each following calendar quarter



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     and shall be made within  thirty (30) days after the close of the  calendar quarter in which the accumulated payment amounts equal $100.00 or more. Notwithstanding the foregoing, all payments shall be made within thirty
     (30) days after the close of the calendar year for amounts collected during the prior calendar year or within thirty (30) days after termination of this Agreement, whichever occurs first.

     c) Within thirty (30) days after the end of each calendar month, eduverse.com will make available to you a report listing the number of users during the preceding calendar month, the Gross Revenues collected and the commission due you.

     d) eduverse.com will maintain books and records of Gross Revenues derived from your users, in accordance with Generally Accepted Accounting Principles. On an annual basis, eduverse.com shall engage at eduverse.com's own expense, an independent auditor to certify eduverse.com's compliance with the terms of this agreement and amount and accuracy of payments to you made under this Agreement.


3. freeENGLISH Site Policy

     a) eduverse.com shall have the sole right and responsibility for determining the advertising pricing policy on freeENGLISH and the ENGLISH PRO Web Edition application. All advertisements shall be subject to acceptance by eduverse.com, in its sole discretion. All advertisements accepted shall be subject to the terms and conditions of eduverse.com's then current terms and conditions of advertising. Such terms may be changed at any time, without notice to you. eduverse.com shall have no obligation to advertise any company's products or services. Prices for advertisements shall be set solely by eduverse.com and shall be consistent with prices for freeENGLISH advertisements in similar geographic regions. eduverse.com reserves the right to change its prices at any time, without notice to you or advertisers.

     b) You agree not to make any representations, warranties or other statements concerning any customer service matter, including freeENGLISH policies, advertising availability and/or pricing without the prior written consent of eduverse.com and eduverse.com is not responsible or liable in any manner for any such statements.


4. Special Promotions

You acknowledge that in the event that you and eduverse.com enter into any special marketing and promotional activities not set forth in this Agreement, there may be additional costs associated with such activities. You and eduverse.com shall agree in advance in a written promotion schedule (signed by an authorized representative of eduverse.com and your Company) as to the scope of such special marketing and promotional activities and the amount of funds and/or other resources to be contributed to such activities by you and eduverse.com. Any and all promotion schedules shall be deemed appended to this Agreement.


5. Site Qualification

We may exclude sites that we feel do not qualify for participation in the Program because those sites:

     a)   promote sexually explicit material, alcohol or tobacco products,

     b)   promote violence,

     c)   promote illegal activities,


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     d)   promote discrimination based on race, sex, religion,  national origin, physical disability, sexual orientation or age, or

     e)   violate intellectual property rights of others.


6. Scope of Agreement

     a) Participation in the Program constitutes your agreement to be bound by the terms and conditions of this Agreement. eduverse.com reserves the right, at its discretion, to change, modify, add or delete any portion of this Agreement at any time. Notification of changes to this Agreement will be posted in the Member's Section of the Program.

     b) If the terms or conditions of this Agreement in its current form, or any future changes to this Agreement are unacceptable to you, or cause you to no longer be in compliance with the Agreement, you may terminate your participation in the Program by ceasing use of the freeENGLISH links and URL(s) and promptly notifying eduverse.com of the same (see Section 9 regarding termination).

     c) eduverse.com may change, suspend or discontinue any aspect of the Program at any time, including the availability of any Program feature, database, or content, with thirty (30) days written notice.


7. Licensing; Ownership

     a) eduverse.com grants you a revocable, limited, non-exclusive license to use the name, logos, trademarks, service marks, trade dress, proprietary technology, graphic banners or other information (the "eduverse.com Intellectual Property"), as provided by eduverse.com during the registration process, on your site for the sole purpose of creating a link from your site to freeENGLISH during your participation in the Program. You may not use the eduverse.com Intellectual Property for any other purpose. Upon termination of this Agreement, you shall immediately terminate the use of the eduverse.com Intellectual Property. Except as expressly set forth in this Agreement, you may not copy, distribute, modify, reverse engineer, or create derivative works from the eduverse.com Intellectual Property.

     b) You grant eduverse.com a revocable, non-exclusive, worldwide, royalty-free license to use any of your names, logos, trademarks, service marks, trade dress, proprietary technology, graphic banners or other
     information   ("Your   Intellectual   Property"),   submitted  by  you  for
     participation in this Program as reasonably necessary to perform its obligations under this Agreement. eduverse.com may not use Your Intellectual Property for any other purpose. Upon termination of this Agreement, eduverse.com shall immediately terminate the use of Your Intellectual Property. Except as expressly set forth in this Agreement, eduverse.com may not copy, distribute, modify, reverse engineer, or create derivative works from Your Intellectual Property.

     c) Each party owns and shall retain all right, title and interest in its names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology including without limitation, those names, logos, trademarks, service marks, trade dress, copyrights and proprietary technology currently used or which may be developed and/or used by it in the future. The goodwill associated with the use of the same shall inure solely to the benefit of the owning party.




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8. Image Scans

In the event that eduverse.com provides you with access to designated digitally scanned images displayed on freeENGLISH, you agree to display the scans in their entirety and to limit your use of the scans to the advertisement or review of the displayed images in accordance with the U.S. Copyright Act. Should you desire to modify or use the scans in a manner which is not in accordance with the U.S Copyright Act, you agree to obtain the permission of the appropriate copyright holder prior to such modification or use. You understand and agree that you are solely responsible for compliance with the U.S. Copyright Act. In addition, you may not provide the digital scans to third parties without prior written permission from eduverse.com. This grant of access to designated digitally scanned images shall not be construed to be a grant of access to use any other copyrighted materials, including, but not limited to reviews, articles, ad banners, photographs, images, illustrations, audio clips and video clips displayed on freeENGLISH without prior written permission from eduverse.com.


9. Termination

     a) You may terminate your participation in the Program at any time by sending an email with the Subject "Cancellation," along with your account number to: affiliate@freeENGLISH.com. eduverse.com will pay you all commissions accrued until the point of termination and on a quarterly basis thereafter, will continue to pay you all commissions due to you for your users until such time as there are no active freeENGLISH users that had registered on freeENGLISH from a link on your web site during your active participation in the Program.

     b) With thirty (30) days written notice, eduverse.com may, in its sole discretion, terminate or suspend your participation in the Program for any reason whatsoever, including, without limitation, breach of this Agreement or assignment of this Agreement or any portion of this Agreement by you without the prior written permission of eduverse.com, and such termination notice may be sent by email to you. Subject to the foregoing restriction, this Agreement shall be binding upon you and eduverse.com and your and eduverse.com's respective heirs, executors, successors and assigns.

     c) Upon termination by either you or eduverse.com, each of us will immediately revoke the license referred to in Section 7 of this Agreement and cease any and all use of the other's name, logos, trademarks, service marks, trade dress, proprietary technology and graphic banners or other information submitted or provided by the other party, and, promptly (within ten (10) days) of the effective date of termination return or destroy all assets (digital, proprietary or otherwise), including all whole or partial copies thereof, belonging to the other; and, upon request of the other, will certify the same in writing to the other.

     d) Sections 7(c), 9, 10 and 11 shall survive termination of this Agreement.



10. Your Representations; Indemnification

     a) You represent and warrant that any material that is displayed on your site and/or provided by you for display on freeENGLISH will not:

          i) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights;

          ii)  violate any applicable law, statute, ordinance or regulation;

          iii) be defamatory or libelous;

          iv)  violate any applicable pornography or obscenity laws;




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          v)   promote violence or contain hate speech; or

          vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines.

     b) You agree to indemnify, defend and hold harmless eduverse.com and its affiliates, directors, officers, employees and agents, from and against any and all liability, claim, loss, damage, injury or expense (including reasonable attorneys' fees) brought by a third party, arising out of a breach, or alleged breach, of any of your representations, warranties or obligations herein.



11. General Provisions

     a) freeENGLISH and the Program are provided on an "as is" basis without warranties of any kind, either express or implied, including, without limitation, warranties or implied warranties of merchantability or fitness for a particular purpose. In no event shall eduverse.com be liable to you for any direct, indirect, special, exemplary, consequential or incidental damages, whether such damages are alleged in tort, contract or indemnity arising out of the use or inability to use the freeENGLISH, the failure for any reason to return users to your site or loss of data, even if eduverse.com is informed of the possibility of such damages. In the event of dissatisfaction, your sole and exclusive remedy is to terminate participation in the Program. eduverse.com is liable for any breach of this Agreement with respect to the payment of commissions due to you and with respect to the proper use of Your Intellectual Property as per this Agreement.

     b) eduverse.com agrees to defend, indemnify and hold you harmless for any loss, damage or liability for any claimed infringement of any U.S. patent right, copyright and trade secrets, or other proprietary rights asserted by any third person arising out of your use of freeENGLISH or any eduverse.com products, provided (1) that eduverse.com is promptly notified in writing by you of any such claim against you, (2) that you authorize eduverse.com to assume sole control over the defense of any such claim thereafter, together with the right to settle or compromise such claim, and (3) that you make available to eduverse.com such information, assistance and authority as may be reasonably requested by eduverse.com in order to enable eduverse.com to defend any such claim. In the event any such claim is asserted, eduverse.com shall have the right without limitation, at its option either
     (a) to obtain such rights and/or licenses from the claimant as may be necessary to enable you to continue using and/or marketing the eduverse.com Products which are the subject of the claim, and/or (b) to modify the eduverse.com Products with respect to which such claim is asserted so as to avoid further claimed infringement by such Person. eduverse.com further agrees to indemnify and hold you harmless from and against any and all liabilities, costs, damages and expenses (including legal costs) arising out of or in connection with any issue for warranty. eduverse.com agrees to indemnify you (including reasonable attorney's fees and costs of litigation) against and hold you harmless from any and all claims by any other party resulting from eduverse.com's acts, omissions or representations, regardless of the form of action. A copy of eduverse.com's current End User License Agreement for ENGLISH PRO Web Edition is attached hereto as Exhibit A.

     c) Each party shall act as an independent contractor and shall have no authority to make or accept any representations or offers on the other's behalf.

     d) This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Nevada. Any action to enforce this Agreement shall be brought in the federal or state courts located in Reno, NV.




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     e) If you need to send official correspondence,  send it via certified mail return receipt requested to:


            eduverse.com
            Suite 209, 1135 Terminal Way
            Reno, NV, US 89502
            Attn: General Counsel

     f) The terms and conditions of this Agreement represent the entire understanding between eduverse.com and you with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements express or implied, oral or written, except as herein contained. You may not modify or amend this Agreement other than by an agreement in writing signed by both eduverse.com and you.


I represent that I am an officer
or other authorized representative
of the Company with the power to
enter into this Agreement on behalf
of the Company.  I have read and
understood this Agreement and agree
that the Company shall be bound by
all of its terms and conditions.


COMPANY                            |         eduverse.com
                                   |
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                                   |
                                   |
                                   |         /s/ Mark E. Bruk
                                   |         --------------------------------
Per: ----------------------------- |
                                   |         President & CEO
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Print Name                         |
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Print Title                        |
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Date                               |
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